EXHIBIT 4.34
                                                                    ------------



[GRAPHIC OMITTED]
[LOGO - EXFO]

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") dated as of September 1, 2002, is entered into by and between EXFO Electro-Optical Engineering Inc., a corporation having its principal place of business at 465 Godin Avenue, Vanier, Quebec, G1M 3G7, Canada (the "Corporation") and Pierre Plamondon (the "Employee").

                               TERMS OF AGREEMENT
                               ------------------

In consideration of this Agreement and the continued employment of the Employee by the Corporation, the parties agree as follows:

1.       EMPLOYMENT

         The Corporation hereby agrees to continue to employ Employee, on a full-time basis commencing on or about September 1, 2002 to continue acting as Vice-President, Finance and Chief Financial Officer of the Corporation and to perform such acts and duties and furnish such services to the Corporation in connection with and related to that position as is customary for persons with similar positions in like companies. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Corporation; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgement, skill and knowledge to the performance of his duties and responsibilities hereunder. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if such activities do not interfere with the services required under this Agreement. Employee shall continue to report to the President and Chief Executive Officer of the Corporation.

2.       COMPENSATION AND BENEFITS

         2.1      SALARY

                  During the term of this Agreement, the Corporation shall pay Employee the remuneration indicated in Schedule A.

         2.2      DISCRETIONARY BONUS

                  During the term of this Agreement, the Employee may participate in such bonus plan or plans of the Corporation as the Board of Directors or its Human Resources Committee may approve for the Employee in addition to the bonuses set forth in Schedule A hereof. Nothing contained in this Section 2.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

[GRAPHIC OMITTED]
[LOGO - EXFO]


         2.3      BENEFITS

                  During the term of this Agreement, the Employee shall receive such benefits as customarily provided to other officers and employees of the Corporation. Details of such benefits as of the date hereof are set forth in Schedule B of this Agreement.

         2.4      VACATION

                  Employee may take paid vacation during each year as set forth in Schedule A at such times as shall be consistent with the Corporation's vacation policies and (in the Corporation's judgement) with the Corporation's vacation schedule for officers and other employees.

         2.5      EXPENSES

                  Pursuant to the Corporation's customary policies in force at the time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all reasonable expenses properly incurred by him on the Corporation's behalf in the performance of his duties hereunder.


3.       TERMINATION

         3.1      DISABILITY

                  If during the term of this Agreement, Employee becomes ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred and eighty (180) consecutive days, or (b) for more than one hundred eighty (180) days in any consecutive twelve
                  (12) month period and this incapacity has not been remedied by the end of the twelfth (12th) month of such consecutive twelve
                  (12) month period, then the Corporation shall have the right to terminate this Agreement, subject only to the terms of this Agreement and applicable laws, on thirty (30) day's notice to Employee. Termination pursuant to this Section 3.1 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

         3.2      DISCHARGE FOR CAUSE

                  The Corporation may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Corporation. As used in this Section 3.2, "cause" shall mean any or all of the following;

                  (a) gross or wilful misconduct of Employee during the course of his employment;

[GRAPHIC OMITTED]
[LOGO - EXFO]


                  (b) conviction of any criminal offence involving dishonesty, breach of trust or moral turpitude during the term of this Agreement; or

                  (c) Employee's breach of any of the material terms of this Agreement.

         3.3      TERMINATION WITHOUT CAUSE

                  Upon thirty (30) days prior written notice, the Corporation may terminate this Agreement without cause by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. The Corporation shall incur no liability in this regard except as specifically set forth in Schedule A and that it shall continue to pay Employee the then current base salary as set forth in Schedule A for a twelve (12) month period after termination if such termination shall occur prior to the events mentioned in Section 3.4, otherwise the terms of
                  Section 3.4 shall apply.

         3.4      TERMINATION FOLLOWING MERGER OR ACQUISITION

                  If the Corporation merges or consolidates with another corporation, if substantially all of the assets of the Corporation are sold, or if a majority of the outstanding stock of the Corporation is acquired by another person and Employee's employment is subsequently terminated by the Corporation or surviving entity other than for cause as described in 3.2, Employee shall be entitled to severance benefits as described below based on length of service with the Corporation:

                  LENGTH OF SERVICE         SEVERANCE BENEFITS

                  0 to5 years 12 months' remuneration plus health benefits; more than 5 years 18 months' remuneration plus health benefits.

                  In addition to the foregoing, any outstanding stock options (including substituted stock options of the acquiring or surviving corporation in such merger or acquisition) which have not vested in accordance with their terms will become fully vested and the Employee may choose to exercise such stock options at the time of such termination, otherwise these stock options shall be automatically terminated immediately following the termination of Employee's employment. For purposes of this Section 3.4, Employee shall be entitled to treat a (i) material demotion in title or function; (ii) a decrease in salary (taking into account both base salary and variable remuneration); (iii) a net decrease in the benefit package; or (iv) a change of location as termination under this Section 3.4, but only if Employee expressly so notifies the Corporation and terminates his employment hereunder within thirty (30) days of such demotion or relocation. If Employee is offered a substantially similar position with the surviving entity on the same or better conditions, Employee's refusal to

[GRAPHIC OMITTED]
[LOGO - EXFO]


                  accept such position shall not be treated as subject to this
                  Section 3.4, but rather shall be treated as a voluntary termination by Employee under Section 3.5.

         3.5      VOLUNTARY TERMINATION BY EMPLOYEE

                  In the event of voluntary termination by Employee, Employee shall be entitled only to those amounts that have accrued to the date of termination in accordance with the terms hereof or are expressly payable under the terms of the Corporation's applicable benefit plans or are required by applicable law. The Corporation may, in its sole and absolute discretion, confer such other benefits or payments as it determines, but Employee shall have no entitlement thereto.


4.       MISCELLANEOUS

         4.1      INSURANCE

                  The Corporation hereby represents that it is presently the holder of directors and officers insurance in an amount and having a coverage that is recommended by its legal advisors and insurance broker as adequate taking into account the status of the Corporation, its size and the nature of its activities. The Corporation undertakes to ensure that such insurance shall remain in force throughout the term of this Agreement and in the event such insurance is cancelled, the Corporation shall immediately advise the Employee in writing.

         4.2      ADDITIONAL AGREEMENTS

                  Upon execution of this Agreement, the Employee shall execute and deliver to the Corporation, unless previously delivered, an Exclusivity, Confidentiality, Assignment of Work Product, Non-Competition and Non-Solicitation Agreement, a copy of which is joined hereto as Annexe C.

         4.3      NOTICES

                  Any notice or communication given by any party hereto to the other party shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

[GRAPHIC OMITTED]
[LOGO - EXFO]


         4.4      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter, provided, however that nothing in this Agreement shall affect the Employee's obligations under the Exclusivity, Confidentiality, Assignment Of Work Product, Non-Competition And Non-Solicitation Agreement signed by the Employee.

         4.5      AMENDMENT, WAIVER

                  This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         4.6      BINDING EFFECT, ASSIGNMENT

                  Employee's rights or obligations under this Agreement may not be assigned by Employee. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it as if no such event had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         4.7      HEADINGS

                  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.8      GOVERNING LAW, INTERPRETATION

                  This Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the province of Quebec. Service of process in any dispute shall be effective (a) upon the Corporation, if service is made on any officer of the Corporation other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Corporation with an information copy to the

[GRAPHIC OMITTED]
[LOGO - EXFO]


                  Employee at any other residence, or care of a subsequent employer, of which the Corporation may be aware.

         4.9      FURTHER ASSURANCES

                  Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         4.10     LANGUAGE

                  This Agreement has been written in English at the express request of the parties. Cette entente a ete redigee en anglais a demande expresse des parties.

         4.11     SEVERABILITY

                  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement



         EXFO ELECTRO-OPTICAL
         ENGINEERING INC.



         BY: /s/ GERMAIN LAMONDE                /s/ PIERRE PLAMONDON
             -------------------                --------------------
                 GERMAIN LAMONDE                    PIERRE PLAMONDON

[GRAPHIC OMITTED]
[LOGO - EXFO]


                                   SCHEDULE A
                                   ----------
                                       TO
                                       --
                      PIERRE PLAMONDON EMPLOYMENT AGREEMENT
                      -------------------------------------

                             REMUNERATION, VACATION
                             ----------------------


1.       REMUNERATION (in Canadian dollars)

         From September 1, 2002 to August 31, 2003:

         (i)      Base salary of $175,000 per annum.

         (ii)     Variable remuneration as follows:

                  o An amount equivalent to 30% of base annual salary ($52,500) upon:

                           (a) attainment of 100% of the Health Indicators established by the Board of Directors of the Corporation for that financial year by the Corporation and its subsidiaries in accordance with the following proportions:

                                    o        EXFO Electro-Optical Engineering
                                             Inc. - Quebec Operations: 59%

                                    o        EXFO Burleigh Products Group Inc. -
                                             Rochester Operations: 15%

                                    o        EXFO Protocol Inc. - Montreal
                                             Operations: 15.5%

                                    o        EXFO Photonic Solutions Inc. -
                                             Toronto Operations: 10.5%; and

                           (b) attainment of 100% of the following personal objectives in accordance with the indicated proportions:

                                    o        upon evaluation by Employee's
                                             superior that, during the financial
                                             year ending on August 31, 2003,
                                             that Employee attained the
                                             objectives within his
                                             responsibility set forth in the
                                             document attached hereto as
                                             Attachment B for the year ending
                                             August 31, 2003 - 50%

                                    o        maintenance of high standards of
                                             integrity, compliance and ethics in
                                             financial reporting by the
                                             Corporation as evaluated by the
                                             Audit Committee of the Board of
                                             Directors: 30%

                                    o        generation of US$8 million in cash
                                             from operations (assuming no
                                             acquisitions other than Gnubi),
                                             excluding impact of tax and R & D
                                             credits, calculated proportionately
                                             to attainment given that 0
                                             attainment = US$0 cash from
                                             operations - 30%

                                    o        attainment of US$0.05 cash earnings
                                             per share as evidenced by the
                                             consolidated annual financial
                                             statements for the year ending
                                             August 31, 2003 (assuming no
                                             acquisitions other than Gnubi),
                                             calculated

[GRAPHIC OMITTED]
[LOGO - EXFO]


                                             proportionately to attainment given
                                             that 0 attainment = US$0.00 cash
                                             earnings per share - 15%.

                           In the event the Health Indicators for the year in question are not attained or are surpassed, the amount payable shall be proportional to attainment of the Health Indicators (0% to 150%) and shall be calculated using the percentage of the attainment of each of the Health Indicators within the framework of the above proportions for each operational unit.

                           In the event the personal objectives are not fully attained or are surpassed, the amount payable shall be proportional to attainment thereof (0% to 125%) and shall be calculated using the percentage of the attainment of each of the personal objectives within the framework of the above proportions for each personal objective.

                           METHOD OF CALCULATION: $52,500 X % HEALTH INDICATOR X % PERSONAL OBJECTIVES

                           The Health Indicator portion of the variable remuneration shall be paid twice yearly, after the end of the Corporation's second quarter and after the end of the financial year.

                           In the event the Employee's employment is terminated by the Corporation with cause or the Employee voluntarily terminates his employment, the Health Indicator portion of the variable remuneration shall not be payable for the half of the financial year during which the employment terminated for such reasons and the personal objectives portion shall be entirely forfeited.

         (iii) Annual reviews of remuneration shall occur on or about every September 1, commencing with September 1, 2003.


2.       VACATION

         The Employee shall have 4 weeks of paid vacation annually.


3.        VARIOUS

         The Corporation shall pay Employee's annual chartered accountant membership fees.

[GRAPHIC OMITTED]
[LOGO - EXFO]


                                   SCHEDULE B
                                   ----------
                                       TO
                                       --
                      PIERRE PLAMONDON EMPLOYMENT AGREEMENT
                      -------------------------------------

                                    BENEFITS
                                    --------


The description below is a summary of the Corporation's present benefit package. It is expected that this package will evolve in the future.

1.       The Corporation offers to management a long-term disability plan.

2. Management benefits from the following collective insurance coverage paid by the Corporation in the following proportions: 60% during first 2 years of employment, 80% during third and fourth years of employment and 100% thereafter:

         o        health insurance,

         o        dental insurance,

         o        life insurance,

         o        accidental death and dismemberment insurance.

         Details of each type of coverage are contained in booklets issued by the insurer. Long-term disability insurance is obligatory and is paid for entirely by the Employee.